Exhibit No. 4.1
SUPPLEMENTAL INDENTURE
     This Second Supplemental Indenture dated as of September 27, 2006 (this “Supplemental Indenture”) is by and among:
US LEC iTEL, L.L.C., a North Carolina limited liability company,
     (hereinafter referred to as the “Guaranteeing Subsidiary”), US LEC Corp., a Delaware corporation, (the “Company”), the other Guarantors (as listed on the signature page of the Existing Indenture referred to below) (the “Existing Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     Whereas, the Company and the Existing Guarantors have executed and delivered to the Trustee an Indenture dated as of September 30, 2004, among the parties listed on the signature pages thereto (the “Existing Indenture” and, as supplemented, the “Indenture”) providing for the issuance of the Company’s Second Priority Senior Secured Floating Rate Notes due 2009 (the “Notes”); and
     Whereas, the Existing Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee all of the Indenture Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
     Now Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.
     Section 2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to guarantee the Existing Indenture and the Notes related thereto pursuant to the terms and conditions of Article Eleven of the Existing Indenture, such Article Eleven being incorporated by reference herein as if set forth at length herein.
     Section 3. References to Guarantors. All references to Guarantors in the Indenture shall be deemed to include the Guaranteeing Subsidiary.
     Section 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS

Exhibit No. 4.1
SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 5. Incorporation by Reference. This Supplemental Indenture shall be construed as supplemental to the Existing Indenture and shall form a part thereof, and the Existing Indenture is hereby incorporated by reference herein.
     Section 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

Exhibit No. 4.1
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

US LEC CORP.
By:	/s/ J.Lyle Patrick
	Name:	J. Lyle Patrick
	Title:	Executive Vice President and Chief Financial Officer

Attest:	/s/ S. Shane Turley

Name: S. Shane Turley
Title: Secretary

US LEC OF NORTH CAROLINA INC.
US LEC OF GEORGIA, INC.
US LEC OF TENNESSEE INC.
US LEC OF FLORIDA INC.
US LEC OF SOUTH CAROLINA INC.
US LEC OF ALABAMA INC.
US LEC OF MARYLAND INC.
US LEC OF PENNSYLVANIA INC.
US LEC COMMUNICATIONS INC.
US LEC OF VIRGINIA L.L.C.
US LEC OF NEW YORK INC.
US LEC iTEL, L.L.C.

By:	/s/ J. Lyle Patrick
	Name:	J. Lyle Patrick
	Title:	Executive Vice President and Chief Financial Officer

Attest:	/s/ S. Shane Turley

Name: S. Shane Turley
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Exhibit No. 4.1

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)
          On the 27th day of September, 2006, before me personally came J. Lyle Patrick, to me known, who, being by me duly sworn, did depose and say that he resides in Charlotte, NC; that he is the Executive Vice President and Chief Financial Officer of US LEC Corp., a corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporation.
(NOTARIAL
SEAL)

/S/ Sue Totzke

Notary Public
My commission expires: June 1, 2009

Exhibit No. 4.1

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)
     On the 27th day of Septemeber, 2006, before me personally came J. Lyle Patrick, to me known, who, being by me duly sworn, did depose and say that he resides in Charlotte, NC; that he is the Executive Vice President and Chief Financial Officer of each of the corporations listed below, corporations described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporations.
(NOTARIAL
SEAL)

/S/ Sue Totzke

Notary Public
My commission expires: June 1, 2009

US LEC OF NORTH CAROLINA INC.
US LEC OF GEORGIA, INC.
US LEC OF TENNESSEE INC.
US LEC OF FLORIDA INC.
US LEC OF SOUTH CAROLINA INC.
US LEC OF ALABAMA INC.
US LEC OF MARYLAND INC.
US LEC OF PENNSYLVANIA INC.
US LEC COMMUNICATIONS INC.
US LEC OF NEW YORK INC.

Exhibit No. 4.1

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)
     On the 27th day of September, 2006, before me personally came J. Lyle Patrick, to me known, who, being by me duly sworn, did depose and say that he resides in Charlotte, NC; that he is the Executive Vice President and Chief Financial Officer of each of the limited liability companies listed below, limited liability companies described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority under the operating agreements of such limited liability companies.
(NOTARIAL
SEAL)

/s/ Sue Totzke

Notary Public
My commission expires: June 1, 2009

US LEC OF VIRGINIA L.L.C. US LEC iTEL, L.L.C.